Exhibit 23.3

CONSENT OF BROWN, EDWARDS & COMPANY, L.L.P.

Consent of Independent Registered Public Accounting Firm

The Board of Directors

FNB Corporation:

We consent to the incorporation by reference in the Form S-4 Registration Statement of Virginia Financial Group, Inc., of our report dated February 6, 2007, relating to the consolidated balance sheets of FNB Corporation and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006, and our report dated February 6, 2007, with respect to management’s report on internal control over financial reporting and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of FNB Corporation for the year ended December 31, 2006. We also consent to the reference to our firm under the heading “Experts” in this Form S-4 Registration Statement.

CERTIFIED PUBLIC ACCOUNTANTS

Christiansburg, Virginia

September 21, 2007